Exhibit 3.1(a)

Electronic Articles of Incorporation

For

DI-AN CONTROLS, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

DI-AN CONTROLS, INC.

Article II

The principal place of business address:

2501 E. COMMERCIAL BLVD.

SUITE 212

FT. LAUDERDALE, FL. 33308

The mailing address of the corporation is:

2501 E. COMMERCIAL BLVD.

SUITE 212

FT. LAUDERDALE, FL. 33308

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000,000,000 PAR VALUE $0.00001

Article V

The name and Florida street address of the registered agent is:

THOMAS F PIERSON

2501 E. COMMERCIAL BLVD.

SUITE 212

FT. LAUDERDALE, FL. 33308

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: THOMAS F. PIERSON

Article VI

The name and address of the incorporator is:

JOE V. OVERCASH

932 BURKE ST.

WINSTON-SALEM, NC 27101

Incorporator Signature: JOE V. OVERCASH

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P

JOE V OVERCASH

932 BURKE ST.

WINSTON-SALEM, NC. 27101

Title: S

JOE V OVERCASH

932 BURKE ST.

WINSTON-SALEM, NC. 27101